Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
CSS Industries, Inc.:
We consent to the incorporation by reference in the registration statements (No. 333-31941, 333-100795 and No. 333-118008) on Form S-8 and in the registration statement (No. 333-156031) on Form S-3 of CSS Industries, Inc. of our reports dated May 28, 2010, with respect to the consolidated balance sheets of CSS Industries, Inc. and subsidiaries as of March 31, 2010 and 2009, and the related consolidated statements of operations and comprehensive income, cash flows and stockholders’ equity for each of the years in the three-year period ended March 31, 2010, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of March 31, 2010, which reports appear in the March 31, 2010 annual report on Form 10-K of CSS Industries, Inc.
Our report on the consolidated financial statements refers to the Company’s adoption of EITF 06-10, Accounting for Collateral Assignment Split-Dollar Life Insurance Agreements, effective April 1, 2008 (incorporated into ASC topic 715, “Compensation – Retirement Benefits”).
/s/ KPMG LLP
May 28, 2010
Philadelphia, PA

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